Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Webb Interactive Services, Inc. and in the related prospectuses of our report dated February 10, 2004, except for Note 16, as to which the date is March 23, 2004, with respect to the consolidated financial statements of Webb Interactive Services, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2003:

1) No. 333-13983	3) No. 333-63632	5) No. 333-83103
2) No. 333-57442	4) No. 333-82316	6) No. 333-89600

/s/ ERNST & YOUNG LLP
Denver, Colorado
March 29, 2004